VOYAGEUR INSURED FUNDS

Registration No. 811-04973
FORM N-SAR
Annual Period Ended August 31, 2012

SUB-ITEM 77B: Accountant's report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 865304: v1

WS: MFG_Philadelphia: 865304: v1